UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Sale of Senior Housing Portfolio

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015, CNL Lifestyle Properties, Inc., through various operating subsidiaries (collectively, the “Company”), entered into an agreement on December 22, 2014 with Senior Housing Properties Trust, an unaffiliated third party buyer (the “Buyer”), providing for the sale of the Company’s entire portfolio of 38 senior housing properties (the “Portfolio”) to the Buyer for an aggregate sale price of approximately $790.0 million. On May 1, 2015, the Company closed on the sale of 37 of the 38 properties in the Portfolio; and on September 28, 2015, the Company closed on the final property in the Portfolio, Pacifica Senior Living, located in Wilmington, North Carolina. The sale price for Pacifica Senior Living was approximately $27.4 million.

The aggregate net cash to the Company from the sale of the Portfolio is approximately $488.6 million, after the repayment or assumption of approximately $286.4 million of debt and payment of expenses. In June 2015, approximately $318.3 million of the net proceeds from the sale of the Portfolio were used to call the Company’s senior unsecured notes at 103.625% of par value, and $176.3 million was used to retire other debt. While the Company has not yet determined how it will use the balance of the net proceeds from the sale of the Portfolio, possible uses include a special distribution to stockholders before the end of 2015, strategic capital expenditures to enhance certain remaining properties, and other corporate purposes.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and risks associated with the Company’s inability to identify a liquidity event or events, or other strategic alternatives or, even if identified, the Company’s inability to complete any such transaction or transactions on favorable terms or at all, and liquidation at less than the subscription price of the stock.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s reports filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015		CNL LIFESTYLE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton, Chief Financial Officer and Treasurer